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                                                                   Exhibit 10.53



                         MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement ("Agreement") is entered into as of May 1, 2001 ("effective date") by and among RIVERHILL MRI SPECIALISTS, P.C. D/B/A RIVERMED IMAGING, a New York professional association ("CLIENT") and FINANCIAL SERVICES OF SOUTHWEST FLORIDA, INC, a Florida corporation ("FSS").

                                  WITNESSETH:

WHEREAS, FSS is a Florida corporation that engages in the business of providing management services for medical practices; and,

WHEREAS, CLIENT provides medical services in New York; and,

WHEREAS, CLIENT desires to enter into a written contract to secure from FSS certain management services in connection with its operation of the medical practice on the terms, provisions and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, CLIENT and FSS agree as follows:

1. BILLING AND COLLECTION SERVICES. FSS shall be responsible for all billing and collection services relating to patient services performed by CLIENT in Florida. FSS shall, therefore, perform all billing and collection services in the ordinary course of its business. CLIENT shall fully cooperate with FSS so that FSS may satisfactorily complete its responsibilities regarding its billing and collection services. Additionally, FSS shall be required to provide, on a monthly basis to CLIENT, a statement of the amounts billed and collected from patients and Medicare, private insurance or other third-party payers ("Billing And Collection Statement"), within fifteen
     (15) days from the end of the month for the month for which said services is applicable. The billing and collection services will include the following:


     a. Patient file maintenance, including without limitation, data entry and transaction posting for all charges, adjustments and payments;
     b. Reasonable follow-up activity regarding the billing for patients' medical services;
     c. Only when requested by CLIENT, referral to attorneys or other agents of CLIENT's choice to initiate collection of unpaid patient charges when said charges remain unpaid at least 120 days from the date of billing;
     d.   Billing and Collection management reports;

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     e.   Deposit of all patient revenues collected by FSS on behalf of CLIENT into CLIENT's bank account;

     f. All software, including all upgrades, relevant to the billing and collection services rendered by FSS for and on behalf of CLIENT; Applicable computer equipment and software is covered by a separate contract.

     g. Provide FSS personnel, including data entry clerks and supervisors, relative to the billing and collection services rendered by FSS for and on behalf of CLIENT;

     h. Set up and provide electronic billing to Medicare, as well as private insurance or other third-party payors that may have such electronic billing capabilities.

2. INDEMNIFICATION FOR CODING ERRORS. CLIENT shall indemnify, hold harmless and defend FSS, its officers, directors, shareholders, employees, agents and independent contractors (the "FSS Group") from and against any and all liabilities, losses, damages, claims, causes of action and expense (including reasonable attorneys' fees and disbursements (a "FSS Loss"), caused or asserted to have been caused, directly or indirectly, by or as a result of the CLIENT's coding of medical services performed by CLIENT and billed or collected by FSS on behalf of CLIENT.

3. NO CLAIMS ASSERTED FOR YEAR 2000 EXTERNAL COMPUTER PROBLEMS. CLIENT agrees claim or cause of action against the FSS Group for damages or losses caused or asserted to have been caused, directly or indirectly, by or as a result of year 2000 external computer problems that FSS has no control over and may affect CLIENT's medical practice business operations.

4. OPERATING SERVICES. FSS shall provide reasonable management and administrative services to CLIENT as required to permit the medical practice of CLIENT to operate in a financially sound and fiscally responsible manner, subject to the control and direction of CLIENT.

5. TERM. This Agreement shall commence effective on the date of execution hereof and shall continue in effect for three (3) years. The Agreement shall be extended automatically for five (5) successive annual terms unless terminated earlier by written notice by CLIENT of its intent not to renew the term of this Agreement. The provisions of each renewal term shall be exactly the same as in the original term unless changed in writing by FSS or CLIENT.



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6.   COMPENSATION. As compensation for the management services not involving capitation performed by FSS, CLIENT agrees to pay FSS Seven Percent (7%) of the patient revenues collected by FSS for and on behalf of CLIENT in the ordinary course of its business ("the Management Fees"). The Management Fees shall be paid on a monthly basis, based upon the patient revenue collected by FSS for the particular month and shall be payable by CLIENT to FSS on or before the 15th day from the end of each month for which payment is due.

7. CONFIDENTIALITY REGARDING TERMS OF THIS AGREEMENT. Neither FSS nor CLIENT shall discuss the terms of this Agreement or any of CLIENT's confidential information with any outside individuals or entities, and/or prospective FSS clients except as required by government agency.

8.   TERMINATION.

     a. CLIENT may terminate this agreement if FSS defaults in the performance of any material covenant, agreement, term or provision of this Agreement;

     b. FSS may terminate this Agreement if CLIENT defaults in the performance of any material covenant, agreement, term or provision of this Agreement;

     c. Upon the occurrence of any of the foregoing, the non-defaulting party shall be required to provide written notice to the defaulting party of the particular event of default and the defaulting party shall thereafter have ten (10) business days in which to cure said default or if the defaulting party is unable to cure said default within said ten (10) business day period, the defaulting party shall have an additional ten (10) business days in which to take substantial steps toward curing said default. If the defaulting party shall not have cured said default or taken substantial steps in curing said default within the additional ten (10) business day period, then at the option of the non-defaulting party, and upon providing further written notice to the defaulting party, this Agreement shall terminate as of the date of said notice;

9.   COVENANT NOT TO COMPETE.

     a. During the term of this Agreement and for a period of two (2) years thereafter, CLIENT shall not in any way solicit or otherwise contact current or former employees of FSS for the purpose of inducing in any way such employees to leave the employment of FSS; and,

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     b.   In  the event of any covenant in this Covenant Not To Compete shall be determined by a court of competent jurisdiction to be unenforceable by reason of its geographic or temporal restrictions being too great, or for any other reason, it shall be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which it may be enforceable.

10. SPECIFIC PERFORMANCE. The parties acknowledge that it would be difficult to compensate FSS in damages for a breach of any covenant contained herein. Accordingly, CLIENT hereby agrees that FSS shall be entitled to temporary and permanent injunctive relief in order to enforce CLIENT's obligations under the covenants set forth in this Agreement, and such relief may be granted without the necessity of proving actual damages. FSS shall, nevertheless, have the right to any other remedy available at law or in equity in addition to its right to injunctive relief.

11. POWER OF ATTORNEY. CLIENT hereby designates, makes, constitutes and appoints FSS (and all persons designated by FSS from time-to-time) for the term of this Agreement, as CLIENTS's true and lawful attorney and agent-infact, and FSS, and any agent of FSS, amy without notice to CLIENT execute, endorse, accept and deliver in the name of CLIENT, any and all checks, orders, drafts or any other instrument evidencing the right to payment and receive cash or any other form of payment in the name of, and on behalf of, CLIENT and shall be, and hereby is, authorized to deposit any and all funds collected in a deposit account for the benefit of CLIENT.

12. NOTICE. Any notice ("Notice") or other communication by either party to the other party shall be in writing and shall be given by United States mail, postage prepaid, registered or certified mail, or personal delivery as follows:

     To CLIENT      Riverhill MRI Specialists, P.C.
                    D/B/A Rivermed Imaging
                    970 N. Broadway
                    Yonkers, NY 10701

     To FSS:        Financial Services Of Southwest Florida, Inc.
                    Attn: G. David Schiering
                    2234 Colonial Blvd.
                    Ft. Myers, FL 33907

Or such other address and to the attention of such other persons or officers as either party may designate by Notice. In the event such mail or delivery is refused by either party, the date of receipt of such mail or delivery shall constitute the date of Notice.




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     13. MODIFICATION. This Agreement represents the entire Agreement between the parties with respect to the subject matter hereof and it supercedes all prior oral or written agreement, understandings or obligations. There are no oral understanding or obligations. There are no understandings between the parties and this Agreement may not be changed or modified except in a written document executed by all of the parties hereto.

     14. GOVERNING LAW. This Agreement shall be governed by the laws of the State Of Florida and any proceedings under this Agreement shall take place in Lee County, Florida.

     15. INDEPENDENT CONTRACTOR. FSS is retained by CLIENT only for the purposes and to the extent set forth in this Agreement, and this relationship with CLIENT during the term of this Agreement shall be that of an independent contractor. FSS shall not be deemed an employee, agent, partner, joint venturer, officer, principal, associate or other representative of CLIENT. Each party hereto shall pay for all Social Security, withholding tax, unemployment insurance, workers' compensation insurance, and all other similar expenses with respect to its own employees and will indemnify the other against all loss, damage, expense, claims and liabilities resulting from the failure to pay same. Additionally, as an independent contractor, FSS shall be free to dispose of such portions of its entire time, energy and skill it is not obligated to devote hereunder to CLIENT in such a manner to such persons, corporations or other entities as it deems advisable.

     16. BENEFITS. This Agreement shall be binding upon and inure to the benefits of the parties and their respective successors and permitted assigns.

     17. ATTORNEY'S FEES. In the event that either party brings litigation to enforce the terms of this Agreement, the prevailing party shall be entitled to attorney's fees and expenses incurred at both trial and appellate levels.

     18. CAPACITY TO CONTRACT. The parties hereby represent that they have the power and authority to enter this Agreement and the terms of this Agreement shall be mutually binding.

     19. FORCE MAJEURE. Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement for interruption of service deemed resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fire, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees or any similar or dissimilar cause beyond the reasonable control of either party.





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IN WITNESS HEREOF, the CLIENT and FSS have caused this Agreement to be executed by their duly authorized respective officers as of the Effective Date.

CLIENT:

/s/ Hugo Myslici
--------------------------------------
Hugo Myslici
Vice President of Corporate Development


By: /s/ Hugo Myslici                   Title:               Date: 04/24/01
   -----------------------------------       -------------        ------------
   For Riverhill MRI Specialists, P.C.
   D/B/A Rivermed Imaging


FSS:

/s/ G. David Schiering
--------------------------
G. David Schiering

WITNESS: /s/ VIVIAN
         -----------------------------
         [ILLEGIBLE]

Date: 4/24/01
     ------------


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